UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 15, 2013

Simon Worldwide, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21878	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

18952 MacArthur Boulevard, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 251-4660

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2013, Simon Worldwide, Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to the Registration Rights Agreement (as amended, the “Agreement”), dated November 10, 1999, by and between the Company and Overseas Toys, L.P., a Delaware limited partnership (“Overseas Toys”) previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999. The Amendment amends the Agreement to include within the definition of “Registrable Securities” thereunder: (1) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) purchased by Overseas Toys in a tender offer further described in the Tender Offer Statement on Schedule TO filed by Overseas Toys with the Securities and Exchange Commission on November 1, 2010 and (2) any shares of Common Stock purchased by Overseas Toys in the rights offering further described in the Registration Statement on Form S-1, File No. 333-189020, filed by the Company with the Securities and Exchange Commission on May 31, 2013, as it may be amended from time to time.

The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Overseas Toys is the direct beneficial owner of 41,763,668 shares of the Company’s Common Stock, representing approximately 82.5% of the Company’s outstanding Common Stock. Multi-Accounts, LLC, a California limited liability company (“Multi-Accounts”) is the general partner of Overseas Toys. OA3, LLC, a California limited liability company (“OA3”) is the managing member of Multi-Accounts. Ronald W. Burkle, an individual, controls OA3.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	First Amendment to Registration Rights Agreement, by and between the Company and Overseas Toys, L.P., dated July 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMON WORLDWIDE, INC.

July 15, 2013	/s/ Terrence Wallock
	Name:	Terrence Wallock
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	First Amendment to Registration Rights Agreement, by and between the Company and Overseas Toys, L.P., dated July 15, 2013.